Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our reports dated March 6, 2009 relating to the consolidated financial statements and consolidated financial statement schedule of SolarWinds, Inc., which appear in Amendment No. 9 to Registration Statement on Form S-1 (No. 333-149851).

/s/ PricewaterhouseCoopers LLP

Austin, Texas
May 26, 2009